Exhibit 10.6.1
STATE OF GEORGIA
COUNTY OF McDUFFIE

                                A G R E E M E N T

     This Agreement, made and entered into this, the 27th day of December 1994, by and between Apple Homes, Inc., a Georgia corporation, having its principal place of business in Richmond County, Georgia, and Hardy A. Lanier, a resident of McDuffie County, Georgia,

                              W I T N E S S E T H:

     Whereas, Apple Homes, Inc. is or shall be the registered owner of 80% of the issued and outstanding stock of Evans-Lanier, Inc., and the said Hardy A. Lanier is or shall be the registered owner of 20% of such issued and outstanding stock; and

     Whereas, Evans-Lanier, Inc. shall own and operate a retail mobile home sales lot on West Hill Street in the city of Thomson, McDuffie County, Georgia, doing business as Apple Homes, Thomson Branch; and

     Whereas, the said Hardy A. Lanier has paid unto Evans unto Evans-Lanier, Inc., the sum of $25,000.00 for the purchase of 20% of the issued and outstanding stock of said corporation; and

     Whereas, the parties hereto are desirous of outlining and formalizing an operating agreement with respect to said retail sales lot, and they have, therefore, agreed between themselves as follows:

     1. In return for the payment by the said Hardy A. Lanier for the purchase of said stock, it is agreed that he, the said Hardy A. Lanier, shall be entitled to receive 20% of all net profit derived from the operation of said mobile home sales lot, to include, but not limited to, sales of mobile homes, both new and used; sales of tires and axles; volume discount rebates paid unto the corporation by manufacturers. It is agreed that such distribution shall be made unto the said Hardy A. Lanier on a quarterly basis, beginning at the end of the first calendar quarter of 1995, and continuing at the end of each and every subsequent quarter thereafter.

     Further it is agreed that the said Hardy A. Lanier shall be furnished office space in the office unit of said corporation located on the sales lot in Thomson, McDuffie County, Georgia, for the purpose of his conducting sales and the operation of his mobile home servicing and land clearing business.

     It is agreed and understood by the parties hereto that, should the said Hardy A. Lanier fail to perform the services hereinabove described in a satisfactory manner and fashion, then the said Evans-Lanier, Inc., D/B/A Apple Homes, Thomson Branch, shall be authorized to engage other parties to accomplish such.

     Additionally, the said Hardy A. Lanier, D/B/A Lanier's Mobile Home Services and Land Clearing shall be paid and compensated for any and all such contemplated services actually performed at rates to be agreed upon between the parties hereto at the time of the performance of said work and services.

     In witness whereof, the parties hereto have hereunto set their hands and affixed their seals on this, the 27th day of December 1994.

Witness:


/s/ William M. Wheeler
----------------------
Sworn to and subscribed before
Me, this, the 27th day of December 1994.



/s/ Pamela S. Brown                                   /s/ Hardy A. Lanier
-------------------                                   -------------------
Pamela S. Brown                                       Hardy A. Lanier
Notary Public, McDuffie County, Georgia
My Commission Expires December 6, 1998


Witness:


/s/ Pamela S. Brown                                     Apple Homes, Inc.
-------------------                                     -----------------
Sworn to and subscribed before
Me, this, the 27th day of December 1994.


By: /s/ E. Samuel Evans, President
----------------------------------


/s/ William M. Wheeler
----------------------

Apple Homes

Corporation                                         3633 Wheeler Road, Suite 140
                                                               Augusta, GA 30909
                                                                  (706) 650-2015
                                                              FAX (706) 650-0629


STATE OF GEORGIA

COUNTY OF RICHMOND


                                    AMENDMENT

     This amendment is made to the agreement entered into on the 27th day of December, 1994, by and between Mayfair Homes Corporation, a Delaware Corporation now known as Apple Homes Corporation, with its principal place of business located at 3633 Wheeler Road, Suite 140, Augusta, Georgia 30909, hereinafter referred to as "Apple" and Hardy A. Lanier, a resident of McDuffie County, Georgia, hereinafter referred to as "Lanier".

                                   WITNESSETH

     This amendment affects only those sections addressed herewith. The original agreement stays in affect in every way except for these amendments:

     1. The payment of any dividends is at the discretion of the officers of the company.

     2. It is agreed that 25-33% of the net profits of said company, (Evans-Lanier, Inc.), will remain in working capital until a minimum of $100,000 working capital exist.

     3. Further, it is agreed that bonuses and management fees will be at the discretion of the officers of Evans-Lanier, Inc. and will be paid quarterly depending on the profitability of the company.

     In witness whereof, the parties hereto set their hands and affixed their seals on this the I" day of April, 1998.



/s/ E. Samuel Evans                            /s/ Hardy A. Lanier
-------------------                            -------------------
E. Samuel Evans                                Hardy A. Lanier
President
Apple Homes Corporation